                                                                       EXHIBIT 4

                          CERTIFICATE OF DESIGNATIONS,

                     PREFERENCES, RIGHTS AND LIMITATIONS OF

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       OF

                            STERLING CHEMICALS, INC.

              -----------------------------------------------------

                 PURSUANT TO SECTION 151 AND 303 OF THE GENERAL

                    CORPORATION LAW OF THE STATE OF DELAWARE

              -----------------------------------------------------

            WHEREAS, STERLING CHEMICALS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), filed its Joint Plan of Reorganization, dated October 14, 2002 of the Corporation (the "Plan") under chapter 11 of the United States Bankruptcy Code, which Plan was confirmed by the order of the United States Bankruptcy Court for the Southern District of Texas, Houston Division in Case No. 01-37805-H4-11 (the "Order") entered on November 21, 2002.

            WHEREAS, pursuant to Section 303 of the DGCL, the Corporation is authorized, without further action of the Board of Directors or the stockholders of the Corporation, to put into effect and carry out the provisions of the Plan and the Order;

            WHEREAS, pursuant to Section 151 of the DGCL the Corporation may, and pursuant to the terms of the Plan and the Order the Corporation is required to, authorize and fix the terms of a series of convertible preferred stock to be designated the Series A Convertible Preferred Stock of the Corporation; and

            WHEREAS, pursuant to Section 303 of the DGCL, the officers of the Corporation are authorized and empowered to take such actions as necessary to put into effect and carry out the terms of the Plan and Order, including, without limitation, to prepare, execute and deliver, and file with the Secretary of State of the State of Delaware, a certificate of designations of the terms, limitations, rights and preferences of the Preferred Stock, with the designations, voting and other powers, preferences, relative, participating, optional and other rights, and the qualifications, limitations and restrictions, set forth on Exhibit A;

            NOW, THEREFORE, THE UNDERSIGNED OFFICER OF THE CORPORATION HEREBY CERTIFIES, that the Plan has been confirmed by the Order; that pursuant to the Plan and the Order, the Corporation is required to authorize and fix the terms of a series of the Corporation's authorized preferred stock, par value $0.01 per share, to be designated the Series A Convertible Preferred Stock of the Corporation; and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional and other rights of the shares of such series, and the qualifications, limitations and restrictions thereof as required by the Plan and the Order are as set forth on Exhibit A attached hereto and incorporated herein by reference for all purposes.

                  [Remainder of Page Intentionally Left Blank]

            IN WITNESS WHEREOF, the undersigned officer, on behalf of the Corporation, has caused this certificate to be signed and attested this 19th day of December, 2002.

                                  STERLING CHEMICALS, INC.


                                  By: /s/ David G. Elkins
                                     -----------------------------------------
                                       David G. Elkins, President and Co-Chief
                                       Executive Officer

Attest:


/s/ Kenneth M. Hale
--------------------------------------------
Kenneth M. Hale, Assistant Secretary

                                    EXHIBIT A

                      SERIES A CONVERTIBLE PREFERRED STOCK

               DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS

            Section 1. Number of Shares and Designation. This class of the Corporation's preferred stock shall be designated as Series A Convertible Preferred Stock (the "Preferred Stock") and the number of shares of Preferred Stock constituting such class shall be 25,000.

            Section 2. Definitions. For purposes of the Preferred Stock, the following terms shall have the meanings indicated:

            "Additional Shares" has the meaning specified in Section 3(a) hereof.

            "Affiliate" shall mean (a) when used with reference to any partnership or limited liability company, any Person that, directly or indirectly, owns or controls 10% or more of either the capital or profit interests of such partnership or limited liability company or is a partner of such partnership or a member of such limited liability company or is a Person in which such partnership or limited liability company has a 10% or greater direct or indirect equity interest and (b) when used with reference to any corporation, any Person that, directly or indirectly, owns or controls 10% or more of the outstanding voting securities of such corporation or is a Person in which such corporation has a 10% or greater direct or indirect equity interest. In addition, the term "Affiliate," when used with reference to any Person, shall also mean any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. As used in the preceding sentence, (x) the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the entity referred to, whether through ownership of voting securities, by contract or otherwise and (y) the terms "controlling" and "controls" shall have meanings correlative to the foregoing. Notwithstanding the foregoing, except solely for purposes of the definition of "Independent Financial Expert, the Company will not be deemed to be an Affiliate of RAM or any of its partners or assignees.

            "Applicable Percentage" has the meaning assigned to such term in
Section 6(c).

            "Applicable Redemption Value" has the meaning assigned to such term in Section 6(c).

            "Beneficially Own" means, with respect to any equity security, to be the "beneficial owner" of such equity security within the meaning of Rule 13d-3 or Rule 13d-5 under the Exchange Act.

            "Board" means the board of directors of the Corporation.

            "Business Day" means any day which is not a day on which banking institutions in New York City, New York or Houston, Texas are authorized or obligated by law or executive order to close.

            "Capital Stock" means shares of any class or series of capital stock of the Corporation.

            "Cause" means (i) conviction of any crime (whether or not involving the Corporation) constituting a felony in the jurisdiction involved, the time for appeal having expired; (ii) engaging in any substantiated act involving moral turpitude; or (iii) misappropriation of any Corporation assets.

            "Change of Control" means (A) any sale, lease, exchange or other transfer any sale, lease, exchange or other transfer of all or substantially all of the property and assets of the Corporation, (B) any merger or consolidation to which the Corporation is a party and which the holders of the voting securities of the Company immediately prior thereto own less than a majority of the outstanding voting securities of the surviving entity immediately following such transaction, or (C) any Person or group of Persons (as such term is used in Section 13(d) of the Exchange Act), other than RAM, shall Beneficially Own securities of the Corporation representing 50% or more of the voting securities of the Corporation then outstanding. For purposes of the preceding sentence, "voting securities" shall mean securities, the holders of which are ordinarily, in the absence of contingencies, entitled to elect the corporate directors (or Persons performing similar functions).

            "Charter" means the Amended and Restated Certificate of Incorporation of the Corporation, as the same may hereafter be amended or restated.

            "Common Stock" shall mean any capital stock of any class or series of the Corporation (including, on the Effective Date, the Common Stock, par value $0.01 per share, of the Corporation) which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which is not subject to redemption by the Corporation. However, subject to the provisions of
Section 4(d), shares into which shares of Preferred Stock are convertible shall include only shares of the class of capital stock of the Corporation designated as Common Stock, par value $.0l per share, of the Corporation on the Effective Date or shares of any class or classes resulting from any reclassification or reclassifications thereof involving solely a change in par value or from par value to no par value or from no par value to par value and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class into which shares of Preferred Stock are then convertible shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

            "Conversion Date" has the meaning assigned to such term in Section 4(g)(ii).

            "Conversion Factor" has the meaning assigned to such term in Section 4(b).

            "Corporation" means Sterling Chemicals, Inc., a Delaware corporation.

            "Current Equity Value" has the meaning assigned to such term in
Section 6(c).

            "Current Market Value" means, with respect to any security (including Common Stock), as of a specified date (the "date of calculation"):
(i) if such security is not registered under the Exchange Act, the value of such security as determined by an Independent Financial Expert selected by the Board of Directors of the Corporation; or (ii)if such security is registered under the Exchange Act, the average of the daily market prices of such security for the five consecutive trading days commencing not more than 20 trading days before, and ending not later than, the earlier of the date of calculation and the day before the "ex" date with respect to the event requiring such calculation or, if such security has been registered under the Exchange Act for less than five consecutive trading days before such earlier date, then the average of the daily market prices for all of the trading days before such earlier date for which daily market prices are available; provided, however, that if the market price cannot be calculated (as provided below), the Current Market Value of such security shall be determined as if such security were not registered under the Exchange Act.

            "Designation of Rights" means this designation of terms, limitations, rights and preferences of the Preferred Stock, as the same may hereafter be amended, modified or supplemented.

            "Dividend Payment Date" means the first Business Day after the last day of each Dividend Period.

            "Dividend Period" means the three-month period beginning on each January 1, April 1, July 1 and October 1 of each year; provided, however, that the final Dividend Period with respect to any share of Preferred Stock shall end on the date that such share of Preferred Stock is redeemed by the Corporation in accordance with the terms of this Designation of Rights.

            "Dividend Rate" has the meaning specified in Section 3(a) hereof.

            "ESOP" has the meaning assigned to such term in Section 7(b).

            "Effective Date" means December 19, 2002, the effective date of the Plan.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such similar Federal statute.

            The term "'ex' date," when used with respect to any distribution, shall mean the first date on which the security trades regular way on such exchange or in such market without the right to receive such distribution.

            "Fully-Diluted Basis" means the number of shares of Common Stock that would be issued and outstanding assuming, for such purposes, the full conversion or exchange into Common Stock of all securities and other instruments convertible or exchangeable into Common Stock without payment of any further consideration, whether or not such securities or other instruments are then convertible in accordance with their terms but excluding the exercise of all options, warrants and rights exercisable into Common Stock requiring payment of any consideration upon such exercise.

            "Independent Financial Expert" means any Financial Expert selected by the Corporation that either (i) is reasonably acceptable to the holders of a majority of the outstanding shares of Preferred Stock or (ii) is a firm (x) which does not (and whose directors, officers, employees and affiliates, to the knowledge of the Corporation, do not) have a material direct or indirect financial interest in the Corporation or any of its Affiliates (other than by virtue of compensation paid for advice or opinions referred to in the exception to clause (z)), as determined by the Board of Directors of the Corporation in its reasonable good faith judgment, (y) which has not been, within the last two years, and, at the time it is called upon to give independent financial advice to the Corporation or any of its Affiliates, is not (and none of whose directors, officers, employees or affiliates, to the knowledge of the Corporation, is) a promoter, director or officer of the Corporation or any of its Affiliates or an underwriter with respect to any of the securities of the Corporation or any of its Affiliates and (z) which does not provide any advice or opinions to the Corporation or Affiliates except as an independent financial expert in connection with this Designations of Rights or any warrant agreement executed pursuant to the Plan.

            "Initial Common Stock" has the meaning assigned to such term in
Section 6(c).

            "Initial Equity Value" has the meaning assigned to such term in
Section 6(c).

            "Issue Date" means, (i) with respect to any share of Preferred Stock other than an Additional Share, the actual original date of issuance of such share, and (ii) with respect to any Additional Share, the Dividend Payment Date on which such Additional Share was issued.

            "Junior Stock" means the Common Stock and any other Capital Stock ranking junior to the Preferred Stock with respect to payments of dividends or with respect to distributions of assets, including any distribution of assets upon Liquidation.

            "Liquidation" means any dissolution, liquidation (complete or partial) or winding up of the Corporation, whether voluntary or involuntary.

            "Liquidation Payment" has the meaning specified in Section 5(a) hereof.

            "Liquidation Value" means, with respect to any share of Preferred Stock, $13,793.11.

            The term "market price" means, with respect to any security for any trading day, (A) in the case of a security listed or admitted to trading on any national securities exchange, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day on the principal national securities exchange on which such security is listed or admitted, (B) in the case of a security not then listed or admitted to trading on any national securities exchange, the last reported sales price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Corporation, or (C) in the case of a security not then listed or admitted to trading on any national securities exchange and as to which no such reported sales price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York customarily published on each Business Day, designated by the Corporation, or, if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported.

            "Notice Period" has the meaning assigned to such term in Section 6(a)(iii).

            "Obligations" has the meaning assigned to such term in the Senior Indenture.

            "Original Equity Securities" has the meaning assigned to such term in Section 6(c).

            "Parity Stock" means any Capital Stock ranking on a parity with the Preferred Stock with respect to payments of dividends or with respect to distributions of assets, including any distribution of assets upon Liquidation.

            "Permitted Transferee" means RAM, any Affiliate of RAM, and any fund or account managed by RAM or any Affiliate of RAM.

            "Person" means any individual, limited liability company, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental authority or other entity or enterprise

            "Plan" means the Amended Plan of Reorganization of the Corporation confirmed by order of the United States Bankruptcy Court for the Southern District of Texas, Houston Division entered on November 21, 2002.

            "Preferred Stock" has the meaning specified in Section 1 hereof, such term to include any Additional Shares issued pursuant to Section 3(a).

            "Prior Stock" means any Capital Stock ranking prior to the Preferred Stock with respect to payments of dividends or with respect to distributions of assets, including distribution of assets upon Liquidation.

            "Qualifying Holder" and "Qualifying Holders" have the meaning assigned to such terms in Section 8(b).

            "RAM" means, collectively, Resurgence Asset Management, L.L.C., a Delaware limited liability company, together with its or its Affiliates' managed funds and accounts.

            "Record Date" means, with respect to any Dividend Period, the date which is 15 days prior to the last day of such Dividend Period.

            "Redemption Date" has the meaning assigned to such term in Section 6(b).

            "Redemption Notice" has the meaning assigned to such term in Section 6(b).

            "Redemption Price" has the meaning assigned to such term in Section 6(c).

            "Senior Secured Notes Indenture" means that certain Indenture, dated as of the Effective Date, relating to the Company's Senior Secured Notes due 2007, between the Company and National City Bank, as trustee.

            "Special Dividend" shall mean any payment by the Corporation to all holders of its Common Stock of any dividend, or any other distribution by the Corporation to such holders, of any shares of capital stock of the Corporation, evidences of indebtedness of the Corporation, cash or other assets (including rights, warrants, convertible securities or other securities (of the Corporation or any other Person)), other than any dividend or distribution (i) upon a capital reorganization, reclassification, merger or consolidation to which
Section 4(d) applies, (ii) of any Common Stock referred to in Section 4(c)(i),
(iii) pursuant to the Plan or (iv) which is paid in cash out of the retained earnings of the Corporation for the current or previous fiscal year.

            "Trading Day" has the meaning assigned to such term in Section 6(c).

            "Trading Period" has the meaning assigned to such term in Section 6(b).

            "Voting Right Termination Date" has the meaning assigned to such term in Section 8(b)(vi).

            Section 3. Dividends. (a) So long as any shares of Preferred Stock shall be outstanding, dividends with respect to each share of Preferred Stock shall be cumulative (whether or not earned) and shall accrue (whether or not declared) at the Dividend Rate from the Issue Date of such share until such share is redeemed or converted in accordance with this Designation of Rights. Each holder of record of each share of Preferred Stock on the Record Date for any Dividend Period shall be entitled to receive on the relevant Dividend Payment Date, when and as declared by the Board, out of funds legally available for the payment of dividends, dividends on such share, payable in additional shares of Preferred Stock ("Additional Shares"), at a rate per quarter (the "Dividend Rate") equal to 4% of the Liquidation Value and no more; provided, however, that in the event that any share of Preferred Stock shall have an Issue Date other than on the first day of any Dividend Period, the Dividend Rate with respect to such share during the Dividend Period in which such Issue Date occurs shall be calculated for the period commencing with the Issue Date to and including the last day of such Dividend Period. The Corporation shall, with respect to any outstanding share of Preferred Stock in respect of which a dividend is payable under this Designation of Rights, pay such dividend in that number of Additional Shares (including any fractions thereof) equal to (i) the amount of such dividend thereof divided by (ii) $13,793.11.

            (b) In the event that, as of the last day of any Dividend Period, there shall exist any accrued but unpaid dividends (whether or not declared) on any share of Preferred Stock with respect to any prior Dividend Periods, the holder of record of such share of Preferred Stock shall also be entitled to receive on the related Dividend Payment Date, when and as declared by the Board, out of funds legally available for the payment of dividends, dividends payable in Additional Shares in an amount equal to the amount of dividends which the holder of such share of Preferred Stock would have been entitled to receive if the Corporation had issued to such holder, on the date that each such accrued but unpaid dividend became payable, that number of additional shares of Preferred Stock (including any fractions thereof) equal to (i) the amount of such accrued but unpaid dividends divided by (ii) $13,793.11. Dividends payable under this Section 3(b) on any Dividend Payment Date may be paid prior to such Dividend Payment Date.

            (c) The amount of dividends accrued on any share of Preferred Stock at the end of any Dividend Period shall be the amount of any unpaid dividends accrued thereon to and including the last day of such Dividend Period, whether or not declared. The amount of dividends accrued on any share of Preferred Stock at any date other than the last day of any Dividend Period shall be the sum of
(i) the amount of any unpaid dividends accrued thereon (including any additional dividends accrued pursuant to Section 3(b) above) to and including the last day of the immediately preceding Dividend Period, whether or not declared, plus (ii) an amount calculated for the period commencing with the first day of such Dividend Period to and including the date of calculation, based upon the actual number of days elapsed in such Dividend Period. For purposes of this Section 3(c), dividends shall be deemed to accrue daily.

            (d) To the extent that the amount of any dividend paid on the Preferred Stock for any Dividend Period shall be less than the total amount of dividends due and payable with respect to such Dividend Period as provided in
Section 3(a) and 3(b) above, such amounts shall be paid pro rata to each record holder of shares of Preferred Stock in the proportion that the total number of shares of Preferred Stock owned by such record holder bears to the total number of shares of Preferred Stock then outstanding.

            Section 4. Conversion. (a) Subject to and upon compliance with the provisions of this Section 4, the holders of the Preferred Stock shall be entitled, at their option, at any time to convert all or any whole number of such shares of Preferred Stock into a number of fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100,000th of a share) of Common Stock. Each share of Preferred Stock shall be convertible into a number of shares of Common Stock equal to 1,000 divided by the Conversion Factor in effect at the close of business on the Conversion Date. Upon any conversion of any shares of Preferred Stock, the Corporation shall pay the holder thereof (or, in the case of any shares surrendered for conversion during the period after any Record Date for the payment of any dividend on the shares of Preferred Stock and before the date of payment of such dividend, the holder thereof as of such Record Date) all accrued and unpaid dividends owing in respect of such shares so converted.

            (b) Conversion Factor. The conversion factor (the "Conversion Factor") shall initially be 1.0, subject to adjustment from time to time in accordance with Sections 4(c), (d) or (e).

            (c) Adjustments to Conversion Rate. The Conversion Rate shall be subject to adjustment from time to time as follows:

                  (i) Upon Stock Dividends, Subdivisions or Splits. If, at any time after the Effective Date, the number of shares of Common Stock outstanding is increased by a stock dividend or distribution on the outstanding shares of Common Stock payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, other than, in any such case, upon a capital reorganization, reclassification, consolidation or merger to which Section 4(d) applies, then, following the record date for the determination of the holders of Common Stock entitled to receive such stock dividend, or to be affected by such subdivision or split-up, the Conversion Factor shall be decreased so that the number of shares of Common Stock issuable on conversion of Preferred Stock shall be increased in proportion to such increase in outstanding shares. The adjustment made pursuant to this clause (i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution or (y) in the case of such subdivision or split-up, at the close of business on the day upon which such corporate action becomes effective.

                  (ii) Upon Combinations. If, at any time after the Effective Date, the number of shares of Common Stock outstanding is decreased by a combination or reverse split of the outstanding shares of Common Stock into a smaller number of shares of Common Stock, other than, in any such case, upon a capital reorganization, reclassification, consolidation or merger to which Section 4(d) applies, then the Conversion Factor in effect immediately prior to the date of such combination or reverse split shall be increased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares. The adjustment made pursuant to this clause (ii) shall become effective at the close of business on the day upon which such combination or reverse split becomes effective.

                  (iii) For purposes of this Section 4(c), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation.

            (d) Convertibility upon Reclassifications, Reorganizations, Consolidations or Mergers. In the event of any capital reorganization of the Corporation, any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination or reverse split of shares), or any consolidation or merger of the Corporation with or into another corporation (where the Corporation is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock), each share of Preferred Stock, effective at the close of business on the date such reorganization, reclassification, consolidation, or merger shall become effective, shall thereafter be convertible into the kind and number of shares of stock or other securities or property (including cash) receivable upon the consummation of such reorganization, reclassification, consolidation or merger by a holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such Preferred Stock and otherwise shall have the same terms and condition applicable immediately prior to such time of such reorganization, reclassification, consolidation or merger. The provisions of this Section 4(d) shall similarly apply to successive reorganizations, reclassifications, consolidations, or mergers. The Corporation shall not effect any such reorganization, reclassification, consolidation or merger unless, prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from such reorganization, reclassification, consolidation, or merger shall assume, by written instrument, the obligation to deliver to the holders of the Preferred Stock such shares of stock, securities or property, which, in accordance with the foregoing provisions, such holders shall be entitled to receive upon such conversion.

            (e) Certain Other Dividends and Distributions. In case at any time or from time to time after the Effective Date the Corporation shall effect a Special Dividend (other than a dividend or distribution upon a capital reorganization, reclassification, consolidation or merger to which Section 4(d) applies), then, and in each such case, effective immediately prior to the opening of business on the day after the date for the determination of the holders of Common Stock entitled to receive such distribution, the Conversion Factor shall be adjusted to that number determined by dividing the Conversion Factor in effect immediately prior to the close of business on such date of determination by a fraction, (i) the numerator of which shall be the Current Market Value per share of Common Stock on such date for determination and (ii) the denominator of which shall be such Current Market Value per share of Common Stock minus the portion applicable to one share of Common Stock of the fair market value (as determined in good faith by the Board of Directors of the Corporation) of such securities, cash or other assets so distributed.

            (f) Deferral in Certain Circumstances. If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution, and shall thereafter, and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the right of conversion granted by this Section 4 or in the Conversion Factor then in effect shall be required by reason of the taking of such record and, as to any shares of Preferred Stock that remain outstanding, any adjustment previously made in respect thereof shall be rescinded and annulled. In any case in which the provisions of this Section 4 shall require that an adjustment to the Conversion Rate shall become effective immediately after a record date of an event, the Corporation may defer, until the occurrence of such event, issuing to the holder of any Preferred Stock converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event and issuing to such holder only the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and paying to such holder any amount in cash in lieu of any fractional shares of capital stock pursuant to Section 4(n); provided, however, that the Corporation shall deliver to such holder an appropriate instrument or due bill evidencing such holder's right to receive such additional shares and such cash on the date of the occurrence of such event.

            (g) Exercise of Conversion Privilege.

                  (i) In order to convert shares of Preferred Stock, a holder must (A) notify the Corporation in writing that such holder elects to convert Preferred Stock and the number of shares such holder wishes to convert and (B) surrender the certificate or certificates evidencing such holder's Preferred Stock to be converted, duly endorsed in a form reasonably satisfactory to the Corporation, at the office of the Corporation. Such notice referred to in clause (A) above shall be delivered substantially in the following form:

                      "NOTICE TO EXERCISE CONVERSION RIGHT

                  The undersigned, being a holder of the Series A Convertible Preferred Stock of Sterling Chemicals, Inc. (the "Preferred Stock"), irrevocably exercises the right to convert ____________ outstanding shares of Preferred Stock on _______ ___, ____ into shares of Common Stock of Sterling Chemicals, Inc., in accordance with the terms of the shares of Preferred Stock, and directs that the shares issuable and deliverable upon the conversion be issued and delivered in the denominations indicated below to the registered holder hereof unless a different name has been indicated below.

      Dated:

      Fill in for registration of
      shares of Common Stock
      if to be issued other than
      to the registered holder:

      ---------------------------------------
      Name

      ---------------------------------------
      Address

                                              ---------------------------------
      Please print name and                   (Signature)
      address, including postal
      code number

      Denominations:  _________"

                  (ii) Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day (the "Conversion Date") of receipt by the Corporation of notice of conversion in accordance with the foregoing provisions, and at such time the rights of the holder of such shares of Preferred Stock as holder shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock as and after such time. As promptly as practicable on or after the Conversion Date, the Corporation shall issue and shall deliver at any office or agency of the Corporation maintained for the surrender of Preferred Stock a certificate or certificates for the number of full shares of Common Stock issuable upon conversion.

                  (iii) In the case of any certificate evidencing shares of Preferred Stock which is converted in part only, upon such conversion the Corporation shall execute and deliver a new certificate representing an aggregate number of shares of Preferred Stock equal to the unconverted portion of such certificate.

            (h) Taxes. The Corporation shall pay all expenses in connection with, and all taxes and other governmental charges (other than income taxes) that may be imposed with respect to, the issuance or delivery of any share of Common Stock issuable upon the conversion of Preferred Stock, unless such tax or charge is imposed by law upon a holder thereof, in which case such taxes or charges shall be paid by such holder. The Corporation shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate evidencing shares of Common Stock or other securities or property issuable upon conversion of Preferred Stock in any name other than that of the holder thereof, and in such case the Corporation shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the reasonable satisfaction of the Corporation that no such tax or other charge is due.

            (i) Reservation. The Corporation shall at all times reserve, and keep available for issuance upon the conversion of the Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion in full of all outstanding shares of Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the issuance of Additional Shares, when and as necessary, and to permit the conversion of all outstanding shares of Preferred Stock.

            (j) De Minimis Adjustments. No adjustment in the number of shares of Common Stock issuable upon conversion of any shares of Preferred Stock shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of shares of Common Stock issuable upon conversion of such shares of Preferred Stock; provided, however, that any adjustments which are not required to be made by reason of this Section 4(j) shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4(j) shall be made to the nearest 1/100,000th of a share.

            (k) Determination of Current Market Value and Related Deliveries. If at any time the Current Market Value of any security is required to be calculated pursuant to the terms of this Designation of Rights, the determination of such Current Market Value, if calculated in accordance with the terms of this Designation of Rights, absent manifest error, shall be conclusive and binding on all Persons. If at any time the Current Market Value of any security is required to be calculated pursuant to the terms of this Designation of Rights, and such Current Market Value is determined as if such security is not registered under the Exchange Act, the Corporation shall, upon request of any holder of shares of Preferred Stock, deliver to such holder a report of an Independent Financial Expert specifying the amount of such Current Market Value as determined by such Independent Financial Expert of the Corporation and containing a brief description on the factors on which such determination was based.

            (l) Notice of Adjustment. Whenever the number of shares of Common Stock or other stock or property issuable upon the conversion of shares of Preferred Stock is required to be adjusted pursuant to Section 4, the Corporation shall deliver to each holder of shares of Preferred Stock a certificate setting forth (i) the number of shares of Common Stock or other stock or property issuable upon conversion of each share of Preferred Stock after such adjustment, (ii) a brief statement of the facts requiring such adjustment and (iii) the computation by which such adjustment was made. Such certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error.

            (m) Notice of Consolidation, Merger or Sale of Substantially All Assets, Etc. In the event that, at any time after the date hereof, (i) the Corporation shall consolidate with, merge with or into or sell, transfer or otherwise dispose of all or substantially all of its properties, assets or business (except a merger in which the Corporation is the surviving corporation and the holders of Common Stock (or other securities or property purchasable upon conversion of shares of Preferred Stock) receive no consideration in respect of their shares) or (ii) the Corporation shall dissolve, liquidate or wind-up its operations, then in any one or more of such cases, the Corporation shall cause to be mailed to the each holder of shares of Preferred Stock, at the earliest practicable time (and, in any event, not less than 20 calendar days before any date set for definitive action), notice of the date on which such consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the kind and amount of shares of Common Stock and other securities, money and other property deliverable upon conversion of shares of Preferred Stock. Such notice shall also specify the date as of which the holders of record of shares of Common Stock or other securities or property issuable upon conversion of shares of Preferred Stock shall be entitled to exchange their shares for securities, money or other property deliverable upon such consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

            (n) Fractional Interests. Notwithstanding anything to the contrary contained in this Designation of Rights, if the number of shares of Common Stock issuable upon conversion of each share of Preferred Stock is adjusted pursuant to the provisions of Section 4, the Corporation shall not be required to issue any fraction of a share of Common Stock or to distribute a certificate that evidences a fraction of a share of Common Stock up on any subsequent conversion of shares of Preferred Stock. If certificates evidencing more than one share of Preferred Stock shall be surrendered for exercise at the same time by the same holder, the number of full shares of Common Stock which shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered. If any fraction of a share of Common Stock would, except for the provisions of this Section 4(n), be issuable on the exercise of any share of Preferred Stock (or specified portion thereof), in lieu of the issuance of such fractional share, the Corporation shall pay the holder of such shares of Preferred Stock an amount in cash equal to the then Current Market Value per share of Common Stock multiplied by such fraction (computed to the nearest whole cent). The holders of shares of Preferred Stock, by their acceptance thereof, expressly waive their right to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock instead of such cash.

            (o) Concerning All Adjustments. Notwithstanding anything to the contrary contained in this Designation of Rights, if an adjustment is made under any provision of Section 4 on account of any event, transaction, circumstance, condition or happening, no additional adjustment shall be made under any other provision of Section 4 on account of such event, transaction, circumstance, condition or happening. Unless otherwise expressly provided in this Section 4, all determinations and calculations required or permitted under this Section 4 shall be made by the Corporation or its Board of Directors, as appropriate, and all such calculations and determinations shall be conclusive and binding in the absence of manifest error.

            Section 5. Liquidation. (a) Each share of Preferred Stock shall be preferred over the shares of Junior Stock so that, in the event of any Liquidation, each holder of Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders (whether from capital, surplus or earnings), in preference to the holders of and before any payment, distribution or declaration is made to, or setting apart for payment or distribution is effected on behalf of, the holders of shares of Junior Stock upon such Liquidation, an amount in cash equal to (i) the Liquidation Value to the date of final distribution multiplied by (ii) the number of outstanding shares of Preferred Stock owned by such holder (including any Additional Shares issued pursuant to Section 3(a) hereof and any additional dividends accrued pursuant to Section 3(b) hereof) (such amounts with respect to all shares of Preferred Stock, in the aggregate, the "Liquidation Payment") plus accrued and unpaid dividends thereon and no more. If, upon any Liquidation, the assets (or proceeds thereof) distributable among the holders of Preferred Stock are insufficient to pay the Liquidation Payment in full, then such assets (or the proceeds thereof) shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were payable in full.

            (b) For the purposes of this Section 5, neither any merger or consolidation involving the Corporation nor any sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation shall be deemed to be a Liquidation, unless such sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Corporation.

            (c) After the payment in cash to the holders of Preferred Stock of the full amount of the Liquidation Payment with respect to all outstanding shares of Preferred Stock, the holders of outstanding shares of Preferred Stock shall have no right or claim, based solely on their ownership of shares of Preferred Stock, to any of the remaining assets of the Corporation.

            Section 6. Redemption of Shares of Preferred Stock.

                  (a) Redemption Upon Change of Control. (i) Any holder of outstanding Preferred Stock (as exercised pursuant to Section 6(b) below) may require the Company, in connection with any Change of Control, to redeem all or any portion of the shares of Preferred Stock held by such holder, at a redemption price equal to the greater of (A) either (x) if such Change of Control is a merger or consolidation the fair market value (at the time of the consummation of such merger or consolidation), as determined by an Independent Financial Expert, of the securities or other property receivable upon such merger or consolidation in respect of the shares of Common Stock into which the shares of Preferred Stock to be redeemed are convertible immediately prior to consummation of such Change of Control or (y) otherwise, the Current Market Value of the Common Stock into which the shares of Preferred Stock to be redeemed are convertible immediately prior to the consummation of the Change of Control plus the accrued and unpaid dividends thereon and (B) the aggregate Liquidation Value of the shares of Preferred Stock to be redeemed plus the accrued and unpaid dividends thereon.

                  (ii) The foregoing Section 6(a)(i) notwithstanding, no shares of Preferred Stock shall be redeemed by the Company nor shall any holder of Preferred Stock have the right to cause any such redemption prior to
      (x) the payment in full of the "Change of Control Payment" for payment of all Senior Notes or portions thereof properly tendered pursuant to the Change of Control Offer, if any, due and payable as a result of a Change of Control under the Senior Indenture and (y) consummation of the purchase of Senior Notes by the Company validly tendered therefor, if any, pursuant to Sections 4.11 or 4.16 under the Senior Indenture. For purposes of this
      Section 6(a)(ii),

      "Change of Control Payment" and "Change of Control Offer" shall have the meanings assigned to such terms in the Senior Indenture.

                  (iii) The Company will give written notice of any Change of Control, stating the substance and intended date of consummation thereof, not more than 60 Business Days nor less than 20 Business Days prior to the date of consummation thereof, to each holder of Preferred Stock. The holders of the Preferred Stock shall have 15 Business Days (the "Notice Period") from the date of the receipt of such notice to demand (by written notice mailed to the Company) redemption of all or any portion of the shares of Preferred Stock held by such holder.

            (b) Additional Redemption Rights.

                  (i) The Corporation shall have the right to redeem all (but not less than all) of the shares of Preferred Stock (except, prior to the Voting Right Termination Date, for a single share of Preferred Stock) at any time on or after the third anniversary of the Effective Date upon not more than 60 nor less than 30 days' notice (a "Redemption Notice"), at a price per share of Preferred Stock in cash equal to the Redemption Price on the date fixed for redemption in such notice (the "Redemption Date"), if (but only if) both:

                        (x) on each Trading Day during the period of 60 calendar
                  days ending on the date the Redemption Notice is given (or such longer period as may be required pursuant to the following sentence, the "Trading Period"), the Current Equity Value is greater than the Applicable Redemption Value on each such Trading Day; and

                        (y) on each Trading Day during the period between the
                  date the Redemption Notice is given and the Redemption Date, there is a reported sales price available for the Original Equity Securities (if the Preferred Stock is then convertible into equity securities) and the Current Equity Value is greater than the Applicable Redemption Value on such Trading Day.

      The Trading Period shall be extended by each Trading Day on which there is no reported sales price available for the Original Equity Securities (if the Preferred Stock is then convertible into securities).

                  (ii) The giving of a Redemption Notice shall not affect the right of holders of shares of Preferred Stock to convert such shares pursuant to Section 4(a) at any time prior to the Redemption Date.

                  (iii) A Redemption Notice, once given, shall be irrevocable (unless the condition for redemption pursuant to this Section 6(b) set forth in clause (y) of the first sentence of Section 6(b)(i) is not satisfied).

                  (iv) If the Corporation shall have redeemed all but a single share of Preferred Stock prior to the Voting Right Termination Date, the Corporation shall redeem such single remaining share no later than 30 days after the Voting Right Termination

      Date in cash at 150% of the Redemption Price per share previously paid for the other shares of Preferred Stock plus accrued and unpaid dividends on such share to the Redemption Date; provided, however, that the holder of such single remaining share of Preferred Stock may, prior to the date set for such redemption, convert such share in accordance with Section 4 hereof.

            (c) For purposes of Section 6(b), the following terms shall have the meanings set forth below:

            "Applicable Equity Value" means, as to any date:

                  (i) the product of (A) the Applicable Percentage on such date and (B) the Initial Equity Value, less

                  (ii) the aggregate fair market value (as determined by an Independent Financial Expert) of all securities or property (including cash but excluding equity securities) (A) paid as dividends or distributions on or received upon a reclassification, reorganization, merger or consolidation in exchange for or otherwise with respect to, or paid for repurchase of, Original Equity Securities or (B) delivered upon conversion of shares of Preferred Stock, in any such case after the Effective Date and prior to such date of determination.

            "Applicable Percentage" means:

                  (iii) with respect to any date on or after the third, and prior to the sixth, anniversary of the Effective Date, 200%;

                  (iv) with respect to any date on or after the sixth, and prior to the seventh, anniversary of the Effective Date, 250%; or

                  (v) with respect to any date on or after the seventh anniversary of the Effective Date, 300%.

            "Applicable Redemption Value" means, as to any date, the greater of:

                  (i) the Applicable Equity Value for such date; and

                  (ii) the aggregate Liquidation Payment for all shares of Preferred Stock then outstanding, plus accrued and unpaid dividends thereon calculated as of such date.

            "Current Equity Value" means the aggregate equity value of the Company allocable to Original Equity Securities as of any date of determination calculated as the sum of:

                  (i) the product of (x) (A) in the event Original Equity Securities are listed or admitted to trading on any national securities exchange, the closing sales price, regular way, for such securities on such day or (B) in the event Original Equity Securities are not then listed or admitted to trading on any national securities exchange, the last reported sales price as of the close of business on such day as reported by a reputable quotation source designated by the Corporation and (y) the number of shares of Original Equity Securities outstanding on such date, plus

                  (ii) the aggregate fair market value (as determined by an Independent Financial Expert) of any securities or property (including cash but excluding equity securities) issuable upon conversion of any shares of Preferred Stock outstanding on such date as a result of a transaction to which Section 4(d) applies.

                  "Original Equity Securities" means, as of any date of determination:

                  (i) the shares of Common Stock issued on the Effective Date that remain outstanding on such date;

                  (ii) shares of Common Stock or other equity securities issued after the Effective Date and on or prior to such date as a result of any conversion of Preferred Stock that remain outstanding on such date;

                  (iii) shares of Common Stock or other equity securities issuable on such date of determination upon the conversion of all Preferred Stock then outstanding (including such shares or other equity securities issuable upon the conversion of any dividends paid, or accrued but unpaid, on shares of Preferred Stock as of such date of determination); and

                  (iv) any equity securities issued after the Effective Date and on or prior to such date with respect to Original Equity Securities by way of a dividend paid in the form of equity securities or stock split or in connection with a combination, reorganization or reclassification of shares or upon a merger or consolidation that remain outstanding on such date.

            "Initial Equity Value" means $240,725,155.

            "Redemption Price" means, as to any date, a price per share of Preferred Stock equal to the greater of:

                  (i) the sum of:

                        (1) the product of:

                              (A) the quotient of:

                                    (x) (1) the Applicable Equity Value on
                              such date less (2) the fair market value (as determined by an

                              Independent Financial Expert) of any
                              securities or property (including cash but excluding equity securities) issuable upon conversion of any then outstanding shares of Preferred Stock as a result of a transaction to which Section 4(d) applies, divided by

                                    (y) the number of shares of Original
                              Equity Securities, multiplied by

                              (B) the number of shares of Original Equity
                        Securities into which one share of Preferred Stock is then convertible (including the number of shares of Original Equity Securities issuable upon the conversion of any accrued but unpaid dividends thereon) plus

                        (2) the fair market value (as determined by an
                  Independent Financial Expert) of any securities or property (including cash but excluding equity securities) issuable upon conversion of such share of Preferred Stock as a result of a transaction to which Section 4(d) applies, and

                  (ii) the Liquidation Value plus accrued and unpaid dividends on such share of Preferred Stock to the Redemption Date.

      As a result of the inclusion of accrued and unpaid dividends in the computation pursuant to clause (i)(1)(B), the Redemption Price determined pursuant to clause (i) above shall not otherwise include any payment of accrued or unpaid dividends on shares of Preferred Stock being redeemed.

            "Trading Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

            (d) The following procedures shall be applicable in the case of any redemptions pursuant to this Section 6(b):

                  (i) Notice of the redemption of any shares of the Preferred Stock shall be mailed by first-class mail to each holder of record of such shares at the address for such holder shown on the Corporation's records, not less than 30 nor more than 60 days prior to the Redemption Date; provided, however, that neither the failure to mail any such notice nor any defects contained in any such notice shall affect the validity of the proceedings for the redemption of any of the shares to be redeemed. Upon making any such notice of redemption, the Corporation shall become obligated to redeem at the time of redemption specified therein all shares of Preferred Stock (except, prior to the Voting Right Termination Date, for a single share of Preferred Stock) unless the condition for redemption pursuant to Section 6(b)(i) set forth in clause (y) of Section 6(b)(i) is not satisfied.

                  (ii) If, on the redemption date specified in such notice, the funds necessary for such redemption shall have been irrevocably (subject to the next sentence) set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the Preferred Stock, then, notwithstanding that any certificates for shares of Preferred Stock shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue from and after the Redemption Date so designated and all rights of holders of the shares of Preferred Stock shall forthwith, after such Redemption Date, cease and terminate, excepting only the right of the holders thereof to receive the Redemption Price therefor, without interest. Any moneys so set aside by the Corporation and unclaimed at the end of six years from the date designated for such redemption shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the Corporation for payment of the Redemption Price. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

                  (iii) If, after the giving of such notice but before the Redemption Date specified therein, the Corporation shall irrevocably (subject to the next sentence) deposit with a bank or trust company in New York, New York having a capital and surplus of at least $25,000,000, in trust to be applied to the redemption of the Preferred Stock, the funds necessary for such redemption, then from and after the date of such deposit all rights of the holders of the Preferred Stock shall cease and terminate, excepting only the right to receive the Redemption Price therefor, without interest. In case the holders of shares of Preferred Stock shall not, within six years after the date fixed for redemption, claim the amount deposited with respect to the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder and such holder shall look only to the Corporation for the payment of the Redemption Price. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

            Section 7. Certain Restrictions. (a) So long as any shares of Preferred Stock remain outstanding, the Corporation shall not, directly or indirectly:

                  (i) redeem, purchase or otherwise acquire or retire for value any Parity Stock unless a proportionate number of shares of Preferred Stock, rounded to the nearest whole share, are redeemed, purchased or otherwise acquired or retired for value, ratably, according to the respective amounts which would have been payable on the Preferred Stock and such Parity Stock upon a Liquidation if all amounts payable thereon were paid in full;

                  (ii) redeem, defease, purchase or otherwise acquire or retire for value (whether or not prior to scheduled maturity or scheduled sinking fund payment) any mandatory redemption, sinking fund or analogous obligation in respect of Parity Stock unless proportionate amounts shall be paid on account of all shares of the Preferred Stock, ratably, according to the respective amounts which would be payable on the

      Preferred Stock and such Parity Stock upon a Liquidation if all amounts payable thereon were paid in full;

                  (iii) redeem, purchase or otherwise acquire or retire for value any Junior Stock or redeem, defease, purchase or otherwise acquire or retire for value (whether or not prior to scheduled maturity or scheduled sinking fund payment) any mandatory redemption, sinking fund or analogous obligation in respect of Junior Stock;

                  (iv) reclassify (by merger, consolidation or otherwise) any Junior Stock as Prior Stock;

                  (v) merge into or consolidate with any entity where the surviving or continuing corporation will have any outstanding Prior Stock other than capital stock corresponding to shares of Prior Stock of the Corporation issued before any agreement for such merger or consolidation; or

                  (vi) amend, alter or repeal by merger or otherwise any of the provisions of this Designation of Rights, the Certificate of Incorporation or the Bylaws of the Corporation so as in any such case to adversely affect the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the shares of Preferred Stock;

provided, however, that nothing contained in this Designation of Rights shall be deemed or construed to prohibit or restrict the right or ability of the Corporation to issue any Parity Stock or the ability of any employee stock ownership plan of the Corporation or any of its Subsidiaries to purchase or otherwise acquire any shares of Junior Stock or any loan or other extension of credit by the Corporation or any of its Subsidiaries to any such employee stock ownership plan.

            (b) Notwithstanding anything to the contrary contained in this
Section 7, the Corporation may, at any time and from time to time, directly or indirectly, purchase shares of Junior Stock covered by any employee stock ownership plan of the Corporation or any of its Subsidiaries (an "ESOP") to the extent required by those provisions of the ESOP or to the extent required by law.

            Section 8. Voting.

            (a) Voting Generally. Subject to the special voting rights relating to elections of directors as set forth in Section 8(b) hereof, the holder of each share of Preferred Stock shall have the right to one vote for each share of Common Stock into which such share of Preferred Stock is convertible on the record date for such vote, and with respect to such vote, such holder will have full voting rights and powers equal to the voting rights and powers of the holders of shares of Common Stock (except as specified in the following sentence). The Preferred Stock will vote together with the Common Stock as a single class on any matters presented to a vote of stockholders; provided, however, the shares of Common Stock shall have the right to vote as separate class on any amendment to the certificate of incorporation (including pursuant to a merger or consolidation) which alters or changes the powers, preferences or special rights of the shares of Common Stock so as to affect such shares adversely.

            (b) Voting for Directors. For so long as both (x) at least 10% of the total number of shares of Common Stock deemed to be issued and outstanding on a Fully-Diluted Basis are Beneficially Owned by RAM and Permitted Transferees thereof (each a "Qualifying Holder", collectively the "Qualifying Holders") and
(y) at least one share of Preferred Stock is Beneficially Owned by a Qualifying Holder, the registered holders of the shares of Preferred Stock shall have the right to elect such number of directors of the Corporation as is set forth below:

                  (i) For so long as the Qualifying Holders Beneficially Own any combination of Common Stock and Preferred Stock representing an aggregate of at least 35% of the total number of shares of Common Stock deemed to be issued and outstanding on a Fully-Diluted Basis, the holders of Preferred Stock, voting as a class, shall be entitled to elect at least a majority of the total number of directors (provided, that, such number shall not include directors appointed or elected pursuant to or as described in Sections B. and C. of Article FIFTH of the Charter).

                  (ii) For so long as the Qualifying Holders Beneficially Own any combination of Common Stock and Preferred Stock representing an aggregate of at least 25% but less than 35% of the total number of shares of Common Stock deemed to be issued and outstanding on a Fully-Diluted Basis, the holders of Preferred Stock, voting as a class, shall be entitled to elect 35% of the directors constituting the Board, rounded up to the next whole number (provided, that, such number shall not include directors appointed or elected pursuant to or in accordance with Sections
      B. and C. of Article FIFTH of the Charter).

                  (iii) For so long as the Qualifying Holders Beneficially Own any combination of Common Stock and Preferred Stock representing at least 15% but less than 25% of the total number of shares of Common Stock deemed to be issued and outstanding on a Fully-Diluted Basis, the holders of Preferred Stock, voting as a class, shall be entitled to elect 25% of the directors constituting the Board, rounded up to the next whole number (provided, that, such number shall not include directors appointed or elected pursuant to or in accordance with Sections B. and C. of Article FIFTH of the Charter).

                  (iv) For so long as the Qualifying Holders Beneficially Own any combination of Common Stock and Preferred Stock representing at least 10% but less than 15% of the total number of shares of Common Stock deemed to be issued and outstanding on a Fully-Diluted Basis, the holders of Preferred Stock, voting as a class, shall be entitled to elect 15% of the directors constituting the Board, rounded up to the next whole number (provided, that such number shall not include directors appointed or elected pursuant to, or in accordance with, Sections B. and C. of Article FIFTH of the Charter).

                  (v) Prior to the Voting Right Termination Date the directors elected by holders of Preferred Stock pursuant to this Section may only be removed or replaced by vote of the majority of the Preferred Stock then outstanding or removed for

      Cause by the vote of a majority of the directors then in office (excluding directors so sought to be removed).

                  (vi) Upon the first date, if any, after the Effective Date on which the Qualifying Holders cease to Beneficially Own any combination of Common Stock and Preferred Stock representing at least 10% of the shares of Common Stock deemed to be issued and outstanding on a Fully-Diluted Basis (the "Voting Right Termination Date"), the voting rights of holders of Preferred Stock pursuant to this Section 8(b) shall cease.

            Section 9. Ranking. (a) All shares of Preferred Stock shall rank senior, as to payments of dividends and as to distributions of assets (including any distribution of assets upon any Liquidation), to all shares of Junior Stock, whether presently outstanding or issued after the date hereof.

            (b) All shares of Preferred Stock shall rank on a parity, as to payments of dividends and as to distributions of assets (including any distribution of assets upon any Liquidation), with all shares of Parity Stock issued after the date hereof; provided, that nothing in this Designation of Rights shall preclude the Corporation from establishing a class or series of Parity Stock having voting rights different from, or inferior to, the voting rights of the Preferred Stock or (subject to Section D of Article FOURTH of the Charter) having no voting rights at all.

            (c) As of the date on which this Designation of Rights is filed with the Secretary of State of the State of Delaware, (a) no shares of Prior Stock or Parity Stock are outstanding and (b) no shares of Junior Stock are outstanding other than shares of Common Stock.

            Section 10. Non-Assessability. The shares of Preferred Stock, when issued, shall be fully-paid and nonassessable.

            Section 11. Preemptive Rights. The Preferred Stock is not entitled to any preemptive rights or subscription rights in respect of any Capital Stock.

            Section 12. Registration Books, etc. The Corporation will keep, or cause to be kept, at its principal office (or at the office of its agent for such purpose) proper books in which the names and addresses of the holders of shares of Preferred Stock issued by the Corporation shall be registered and in which transfers of such shares may be registered. The Corporation may treat the registered holder of any shares of Preferred Stock as the absolute owner thereof for the purpose of receiving all dividends and redemption payments thereon and for all other purposes, and the Corporation shall not be affected by any notice or knowledge to the contrary.

            Section 13. No Consent for Certain Actions. Anything herein to the contrary notwithstanding, except to the extent that a vote of the holders of Common Stock of the Corporation is required to take such action, no consent, approval or vote of the holders of Preferred Stock shall be required for (a) the creation of any indebtedness of any kind of the Corporation, (b) the creation of any class of Junior Stock or Parity Stock, (c) the issuance of shares of Junior Stock or Parity Stock or (d) any increase or decrease in the amount of authorized Junior Stock or Parity Stock or any increase, decrease or change in the par value thereof.

            Section 14. No Reissuance of Preferred Stock. No Preferred Stock acquired by the Corporation by reason of redemption, purchase, or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

            Section 15. Enforcement of Rights. Any registered holder of Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this of Designation of Rights or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

            Section 16. Amendments and Waivers. The affirmative vote of the holders of a majority of the Preferred Stock then outstanding, voting as a class, in person or by proxy, at a special meeting of the holders of Preferred Stock called for the purpose, or pursuant to a written consent of the holders of a majority of the shares of Preferred Stock, shall be necessary to authorize, adopt or approve an amendment to this Designation of Rights or the Restated Certificate of Incorporation of the Corporation which would alter or change in any manner the terms, powers, preferences or special rights of the shares of Preferred Stock or grant waivers thereof, or which would otherwise adversely affect the rights of the holders of the Preferred Stock; provided, however, that for so long as any Obligations under the Senior Notes shall be outstanding, without the approval of the holders of Senior Notes required generally under the Senior Indenture to waive or amend a provision thereof, the Corporation shall not make any amendment to the definition of "Change of Control" or to Section 6(a)(ii) which adversely affects the rights of the holders of Senior Notes thereunder.

            Section 17. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

            Section 18. Notices. Any notice required to be given hereunder shall be sufficient if in writing, sent by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), and addressed (a) if to any record holder of shares of Preferred Stock, to the address of such record holder as reflected in the transfer records for shares of Preferred Stock maintained by the Corporation or any transfer agent, or (b) if to the Corporation, at its principal executive offices to the attention of its Secretary. Any notice given in accordance with this provision by the Corporation shall be deemed delivered as of the date receipt or proof of service or delivery is confirmed or on the third Business Day after the date mailed.